UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 20, 2008

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2008, the Board of Directors of Whitney Information Network, Inc. (the “Company”) appointed John F. Kane as the Company’s President and Chief Operating Officer.  Mr. Kane had been serving as the Company’s Interim President since December 4, 2007.   A copy of the press release announcing these matters is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

Mr. Kane, 54, has served as Interim President of the Company since December 4, 2007. Previously he had held the position of Executive Vice President, Operations, and Executive Vice President, Real Estate. Mr. Kane has been with the Company and its predecessors since the business was founded in 1987. In November, 2007, he joined the Company’s Board of Directors.

Item 8.01.  Other Events.

On June 20, 2008, the Board eliminated the position of Chairman of the Board and created a Lead Director position.  The former Chairman, Mr. Russell A. Whitney, will remain a member of the Board.  The Board appointed Steven C. Barre as the Lead Director.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Whitney Information Network, Inc., dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2008	WHITNEY INFORMATION NETWORK, INC.

/s/ John F. Kane
John F. Kane
President and Chief Operating Officer